Exhibit 10.1

SEPARATION AGREEMENT, WAIVER, AND GENERAL RELEASE
This    SEPARATION    AGREEMENT,    WAIVER,    AND    GENERAL    RELEASE
(“Agreement”) is made by and between Innovid, LLC, with offices at 30 Irving Place, 12th Floor, New York, NY 10003 (“Innovid” or the “Company”) and Dave Helmreich (hereinafter “Executive”) (each a “party” and collectively, the “parties”). Executive’s employment with the Company ended on August 30, 2024 (the “Separation Date”).
NOW, THEREFORE, the Company and Executive covenant and agree as follows:
I.PAYMENTS AND BENEFITS
A.Separation Payment. Pursuant to Section 2.12 of the Innovid Inc. Executive Severance Plan, dated June 29, 2021, the Company notifies Executive that the termination of Executive’s employment represents a Qualifying Termination for reasons other than Cause as defined in the Plan. Pursuant to the Plan and in consideration for the promises and covenants set forth in this Agreement, provided that Executive signs this Agreement, does not revoke it, and complies with its terms, the Company will make a separation payment to Executive in the gross total amount $200,000.00, which is equivalent to the sum of six months of compensation at Executive’s last base salary $400,000.00 less applicable taxes and other withholdings (the “Separation Payment”). This Separation Payment will be paid in a lump sum within three weeks following the Effective Date of this Agreement, in accordance with the Company’s regularly scheduled payroll practices.
B.Additional Severance. In further consideration for the promises and covenants set forth in this Agreement, provided Executive signs this Agreement, does not revoke it, and is in compliance with the terms of this Agreement and any other contractual or other obligation Executive may have to the Company, the Company will make an additional separation payment to Executive in the gross total amount of $250,000.00, less applicable taxes and withholdings (the “Additional Severance”). The Additional Severance will be paid in a lump sum by January 1, 2025, in accordance with the Company’ standard payroll practices.
C.Benefits and COBRA. Executive’s health insurance coverage under Company’s group medical insurance plan terminated effective August 31, 2024 however Executive will have rights to continue this coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and applicable state law. Executive will receive notification of rights to continued medical insurance coverage, along with appropriate insurance continuation election forms. Pursuant to the Plan and in further consideration for the promises and covenants set forth in this Agreement, provided that Executive signs this Agreement, and further provided that Executive elects continuation coverage Company agrees to pay Executive’s monthly health insurance continuation premium for six months (that is, for the months of September 2024 through February 2025). For continuation coverage commencing on March 1, 2025, Executive will be responsible for paying Executive’s full monthly health insurance continuation premiums as described in the insurance continuation documentation Executive will receive. All other applicable employee benefits, including, without limitation, Employee’s participation in any executive incentive compensation plan, deferred compensation plan, or severance plan maintained by the Company, will terminate as of the Separation Date.

D.Stock Options. In accordance with the Innovid Corp. 2021 Omnibus Incentive Plan (the “Incentive Plan”) and the currently existing and enforceable option award agreements that were entered into by and between Executive and the Company during Executive’s employment with the Company (collectively, the “Option Agreements”), as of the Separation Date, Executive has 312,087 options to purchase Common Stock of the Company vested in Executive’s favor (the “Vested Options”). In further consideration for the promises and covenants herein, provided that Employee signs this Agreement, does not revoke it, and complies with its terms, within three weeks of the Effective Date of this Agreement the Company agrees to accelerate the vesting of an additional 104,028 options to purchase Common Stock of the Company, subject to the terms of the applicable Options Agreement, which represent the options that would have vested had Executive remained employed by the Company until January 16, 2025 (the “Consideration Options”). The Vested Options and Consideration Options are governed by the terms and conditions of the applicable Option Agreement and the Company’s Restated Global Incentive Share Plan. Notwithstanding the foregoing, in further consideration for the promise and covenants set forth herein, and provided Employee signs this Agreement, does not revoke it, and complies with its terms, the Company agrees to extend the day by which the Vested Options and the Consideration Options may be exercised by Employee, in full or in part, from within ninety (90) days following the Separation Date to within twelve (12) months following the Separation Date. In order to exercise the options, Executive must comply with all other terms and conditions in the Option Agreement and in the Company’s Restated Global Incentive Share Plan then in effect and must process the exercise within E*TRADE within the applicable exercise period. For the avoidance of doubt, after the expiration of the applicable exercise period, all unexercised options will be forfeited and will revert back to the Company and Executive will no longer be able to exercise any options. Executive acknowledges and agrees that any unvested options awarded to Executive are forfeited upon termination of employment pursuant to the terms of the Option Agreement and the Company’s Restated Global Incentive Share Plan.
E.Restricted Stock Units. As of the Separation Date, Executive has 338,550 vested Restricted Stock Units of the Company, as set forth in the Restricted Stock Units Award Agreements entered into between Executive and the Company during Executive’s employment (collectively, the “RSU Agreements”) and subject to the Incentive Plan (the “Vested RSUs”). In further consideration for the promises and covenants herein, provided that Employee signs this Agreement, does not revoke it, and complies with its terms, within three weeks of the Effective Date of this Agreement, the Company agrees to accelerate the vesting of an additional 125,394 Restricted Stock Units, subject to the terms of the applicable RSU Agreement, which represent the Restricted Stock Units that would have vested had Executive remained employed by the Company until January 16, 2025 (the “Consideration RSUs”).
F.No Other Vesting. Executive acknowledges and agrees that, other than the Vested Stock Options, Vested RSUs, Consideration Options, and Consideration RSUs, Executive does not have, nor will Executive have in the future, any right to exercise options or other rights to purchase shares or securities of the Company with respect to options, restricted stock units, or any other form of equity awarded to Executive in connection with Executive’s employment with the Company, nor any demand for such rights.

G.Accrued Paid Time Off. Executive acknowledges that Executive has 8.13 total days of accrued unused vacation pay, amounting to $12,514.14, which Employer will pay Executive, less applicable federal and state withholdings, on the payday covering the Separation Date, whether or not Executive executes this Agreement. Executive acknowledges that no other vacation, sick leave or any other paid time off of any kind is or can become due and owing to Executive.
H.Expenses. The Company will reimburse Executive for reasonable and documented business expenses incurred through the Separation Date, provided that Executive submits these expenses for reimbursement along with the required supporting documentation in a form acceptable to the Company in accordance with the Company’s policies no later than two weeks from the Separation Date. In addition, the Company agrees to reimburse Employee for reasonable legal fees and expenses incurred by Employee in connection with the negotiation of this Agreement, against submission of invoices for such legal fees, not to exceed $10,000, which invoices will be paid promptly by the Company.
I.Taxes. Executive agrees to pay any and all taxes or other payments found to be owed by Executive from payments made pursuant to this Agreement, or for tax implications related to any changes in option or other security vesting or exercise rights, and to hold the Company harmless from any claims, assessments, demands, penalties and interest owed, or found to be owed by any taxing authority, as a result of any payment made pursuant to this Agreement, except for the Company’s share of FICA payments. Executive agrees to cooperate with the Company should any state, federal, or local taxing authority approach it with regard to taxes owed as a result of these payments. Executive further agrees to indemnify and hold the Company harmless for any costs, including attorneys’ fees, associated with the enforcement of this indemnification provision, should such enforcement measures become necessary. Executive acknowledges and agrees that the Company is not providing any tax advice or representation by this Agreement. The parties agree that they shall promptly notify each other of any claim by the IRS or any other governmental authority arising out of any payment made pursuant to this Section.
J.Sufficiency of Consideration. Executive acknowledges that the consideration provided in this Agreement is more than adequate to cover any compensation that may be due to Executive for other than work performed up to the Separation Date. The Parties agree that all wages, bonuses, commissions, accrued and unused vacation or other paid days and any other compensation due to Executive have been paid, and that there is no additional compensation due to Executive except as provided in this Agreement and potentially Executive’s compensation for work performed through the Separation Date, which, if not already paid, will be paid on the Company’s regular payday.
II.RELEASE OF ALL CLAIMS. In consideration for the payments and other consideration set forth in this Agreement, the sufficiency of which is acknowledged by Executive, Executive agrees and covenants as follows:
A.General Release. Executive, on his own behalf and on behalf of Executive’s heirs, executors, administrators, successors and assigns, now and forever releases the Company, any of past and present its parent entities, subsidiaries, affiliates, predecessors, successors, related entities (including but not limited to Innovid, Corporation, Innovid, Inc., and

TVSquared by Innovid), and all of their present and former executors, trustees, administrators, clients, owners, employees, officers, directors, insurers, reinsurers, successors and assigns (whether acting in their individual capacities or as agents for the Company) (collectively, the “Released Parties”) from any and all Claims as defined in this Agreement which Executive currently has, may have had, or may in the future have against the Released Parties, including but not limited to any and all Claims based in any way on Executive’s employment with the Company or the separation of that employment, to the maximum extent permitted by law.
B.Definition of Claims. The term “Claims” is defined as any and all actions, causes of action, suits, debts, liabilities, controversies, judgments, obligations, claims or demands whatsoever, in law or equity, which Executive might now have, or previously had, or could or does in the future have, whether now known or unknown to Executive, as a result of any matter, act, or circumstance based on any legal or equitable theory of recovery, including but not limited to, civil rights, contract, criminal, administrative, tort, negligence, medical malpractice, statutory or other, that arose at any time prior to Executive’s execution of this Agreement, including, but not limited to, any claim under federal, state or local constitutions, statutes or regulations applicable to employment, including, without limitation, for wrongful or improper discharge or dismissal, or for discrimination, harassment, or retaliation on the basis of race, national origin, religion, sex, age or any other factor including, without limitation, any claim pursuant to or arising under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act (“EPA”), the Civil Rights Act of 1991, 42 U.S.C. § 1981, § 1983, or any of the Reconstruction-Era Civil Rights Acts, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) the Americans with Disabilities Act, as amended (“ADA”), the Rehabilitation Act of 1973, or any claim under the Executive Retirement Income and Security Act of 1974, as amended, (“ERISA”) (except for claims for vested ERISA benefits), the Rehabilitation Act of 1973, the Portal to Portal Act of 1947, the National Labor Relations Act (“NLRA”), the Labor Management Relations Act, the Fair Labor Standards Act (“FLSA”), the Family and Medical Leave Act, as amended (“FMLA”), the Occupational Safety and Health Act (“OSHA”), the Worker Adjustment and Retraining Act (“WARN”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Fair Credit Reporting Act and state equivalent, the Genetic Information Nondiscrimination Act (“GINA”), the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the state equivalent, the New York Executive Laws (including the New York State Human Rights Law), the New York State Paid Family Leave Benefits Law, the New York State Civil Rights Law, the New York Labor Law, the New York Worker Adjustment and Retraining Act (NY WARN), the New York Corrections Law, the New York City Administrative Code (including the New York City Human Rights Law), and, for each, any accompanying regulations; and any other state, federal or local legislation concerning employment or employment discrimination or any other applicable employment standards or human rights legislation, whether in dismissal, failure to hire, or any other aspect of the employment relationship, and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional or negligent infliction of emotional harm or distress, negligence or malpractice, or any other tortious conduct, any willful tort, false imprisonment and battery, injuries or harms, including personal injury, any claims for compensation due to Executive having an equity interest in the

Company, and damages of any kind, whether general, compensatory or punitive in nature, or for suffering or humiliation, anguish or other personal harm, or for severance pay, salary, bonus, commission, any claims for notice or pay in lieu of notice, sick leave, holiday pay, vacation pay, insurance, or any other fringe benefit or payment; relocation expenses, incentive or additional compensation, profit sharing, vacation pay, insurance, benefits, lost profits or business, interest, and/or attorneys’ fees, costs, disbursements and the like. This Agreement is not intended to waive claims for Unemployment Insurance benefits, Workers’ Compensation benefits (however, as of the execution of this Agreement, Executive attests that Executive is not aware of any injury or illness pertaining to the Executive’s employment), claims that arise after the date Executive executes this Agreement, claims related to Executive’s eligibility for indemnification, claims that cannot be released as a matter of law, claims for breach of this Agreement, or a claim under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim.
C.Known and Unknown Claims Released/Waived. The Claims set forth in Paragraph II(B) above specifically include any and all claims, whether or not now known or suspected to exist, and whether or not specifically or particularly described in this Agreement for any act, omission, transaction or occurrence that is alleged to have taken place up to and including the date of execution of this Agreement. Executive expressly waives any right or claim of right to assert hereafter that any Claim has, through ignorance, oversight or error, been omitted from the terms of this Agreement, and further expressly waives any right or claim of right Executive may have under the law of any jurisdiction that releases such as those given in this Agreement do not apply to unknown or unstated claims for any act, omission, transaction or occurrence which has taken place up to and including the date of Executive’s execution of this Agreement. It is the express intent of Executive to waive any and all claims that Executive may have against the Company or any other Released Party, including any which are presently unknown, unsuspected, unanticipated or undisclosed, for any act, omission, transaction or occurrence which has taken place up to and including the date of Executive’s execution of this Agreement. It is understood by Executive that the facts pursuant to which this Agreement is made may hereafter prove to be other than or different from the facts now known by Executive to be true. Executive expressly accepts and assumes the risks of the facts proving to be different and agrees that all of the terms of this Agreement shall be in all respects effective and not subject to termination or rescission on account of any such difference in facts or for any other reason.
D.Exceptions to Release. The above release does not waive claims (i) for unemployment or workers’ compensation benefits (however, as of the execution of this Agreement, Executive attests that Executive is not aware of any facts or circumstances to support a claim of injury or illness pertaining to Executive’s employment), (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Executive signs this Agreement, (iii) that may arise after Executive signs this Agreement, (iv) which cannot be released by private agreement; (v) related to Executive’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or bylaws of the Company or any applicable insurance policy with respect to any liability Executive incurs or incurred as an employee or officer of the Company; and (vi) under the Older Workers’ Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim. In addition, nothing in this Agreement shall prevent Executive from filing a charge or participating in an investigation by a government enforcement agency, but

Executive agrees to waive Executive’s rights with respect to any monetary or financial relief (including but not limited to attorneys’ fees and costs) arising from any such proceeding that relates to the matters released by this Agreement, unless prohibited by applicable law.
E.Release Based on Contract Alone. Executive warrants and represents that no promise or inducement has been offered or made for this Agreement, except as otherwise specifically set forth in this Agreement. Executive agrees that this Agreement is executed without reliance on any statements or any representations, express or implied, not contained in this Agreement, and without express, implied or presumed reliance on any duty such as, but not limited to, a fiduciary duty to speak or inform another concerning any fact or circumstance.
F.No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind on the part of the Company or any other Released Party.
III.OBLIGATIONS OF EMPLOYEE. Also, in consideration for the payments set forth above, Executive makes the following promises:
A.Return of All the Company Property. Executive represents and warrants that, except as otherwise provided herein, Executive will have returned all the Company property and confidential information that belongs to the Company either within seven (7) days of Executive’s receipt of this Agreement or the date Executive executes this Agreement, whichever date is the earlier. Should Executive decide not to execute this Agreement, Executive is still obligated to return any Company property and confidential information, and any copies thereof, to the Company no later than seven (7) days following the Separation Date. Executive acknowledges that Executive possesses no electronic files, e-mails or other electronic information belonging to the Company or to any third party related to the Company including the Company’s clients, vendors, and sponsors. If Executive currently has information that belongs to the Company, or if Executive has transmitted to a third-party any information that belongs to the Company, Executive is expected to disclose this to the Company and fully cooperate in returning such information to the Company. If, after the Effective Date of this Agreement, Executive finds or otherwise comes into possession of any additional information or items belonging to the Company, Executive is expected to return to the Company any such information or items within two (2) days of Executive finding or coming into possession of it. Executive acknowledges that any breach of this paragraph will entitle the Company to injunctive relief, as well as to all available legal remedies, including monetary damages and attorneys’ fees and costs. Notwithstanding the foregoing, in further consideration for the promises herein, and provided that Executive executes this Agreement and does not revoke it, Executive shall be permitted to keep the computer issued to Executive by the Company. In order to be eligible to retain the Company computer, Executive further agrees and acknowledges that Executive is required to cooperate with any steps the Company requires be taken in its sole discretion to ensure all Confidential or Company information is removed from the computer.
B.Confidentiality. Consistent with the obligations Executive has under the Confidentiality, Non-Competition, Non-Solicitation, and Assignment of Inventions Agreement dated November 2, 2022 (the “Confidentiality Agreement”) Executive agrees to keep in strict confidence and not to use or disclose any confidential or proprietary information concerning the Company, the other Released Parties, and/or the Company’s clients or business partners.

Confidential or proprietary information includes, but is not limited to any and all non-public information related to the Company’s business know-how, operating procedures and technical data; marketing and/or promotion plans strategies, sales, pricing, distribution, financial or other business strategies, plans, formulas, formulations, methods and processes, including vendor, supplier and client lists, contact information, client preferences, pricing and any other information that is not readily known by the general public and is considered by the Company to be “Confidential Information.” Executive expressly acknowledges, without limitation, that the Company’s client lists and related contacts, pricing and other client information are trade secrets of the Company in that such information, and the compilation of this information in its form, are not generally known to competitors or the public, are not readily or easily achievable or replicated, and provides the Company with a competitive advantage. Executive further represents that, notwithstanding the representations made in Paragraph III (A) above, Executive has not retained or copied any confidential or proprietary information in any form, including electronic storage or media. Executive agrees that any breach of his obligations under this Agreement or the Confidentiality Agreement would create irreparable harm to the Company for which the Company would be entitled to injunctive relief, in addition to any other available remedies. Notwithstanding the foregoing, nothing in this Paragraph or in this Agreement shall be construed to require or compel Executive to conceal the details relating to a claim of discrimination, retaliation, or harassment; however, Executive represents and affirms that Executive is not aware of any facts or circumstances (including any injuries or illnesses) related to any claims against the Released Parties concerning discrimination, harassment or retaliation. Executive acknowledges that any breach of this paragraph will entitle the Company to injunctive relief, as well as to all available legal remedies, including monetary damages and attorneys’ fees and costs. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.
C.Non-Disclosure. Executive agrees not to disclose to anyone except his immediate family, accountant(s), and lawyer(s) any information relating to the subject matter or existence of this Agreement, including the dollar amount set forth in this Agreement, except to the extent required by legal process or permitted by law. Should such a request for disclosure be received, Executive agrees to immediately notify the Company. Any disclosure to Executive’s immediate family, accountant or lawyer shall be made only upon their agreement not to disclose these terms to another person unless required to do so by law or governmental authority.
D.Non-Disparagement. Executive agrees to refrain from making any disparaging remarks now, and at any time in the future, which could be detrimental in any way to the Company or any other Released Party, whether orally, in writing or on-line, and agrees to refrain from encouraging any other from making such remarks, provided that this shall not restrict Executive’s ability to respond to any inquiry from applicable regulatory authorities or to provide truthful information pursuant to legal process. The Company agrees to instruct the Company’s directors, named officers, and the Company’s Senior Management Team to refrain from making any disparaging remarks now, and at any time in the future, which could be detrimental in any way to Executive, whether orally, in writing or on-line, and agrees to refrain from encouraging any other from making such remarks. Nothing in this Agreement prevents any person from responding to any inquiry from applicable authorities or to providing truthful information, including discussing or disclosing information concerning terms and conditions of employment with the Company, pursuant to legal process.
E.No Right to Reemployment. Executive agrees that the Company or any of its affiliated entities has no obligation, contractual or otherwise, to rehire, re-employ, or recall Executive in the future.
F.Compliance with Company Policy. Executive represents and warrants that Executive has complied and will continue to comply with all Company policies.
IV.MISCELLANEOUS PROVISIONS
A.Remedies. If Executive should, after the execution of this Agreement, make, pursue, prosecute, continue or threaten to commence any claim, action, complaint or proceeding against the Company or any other Released Party which has been waived in this Agreement, this Agreement may be raised as and shall constitute a complete bar to any such claim, allegation, action, complaint or proceeding. Nothing in this Agreement restricts or limits the parties’ ability to obtain any relief permitted at law for breach of this Agreement, including but not limited to injunctive relief. In addition, if a court of competent jurisdiction should determine that Executive violated any provisions of this Agreement, in addition to other relief set forth in this Agreement, the Company shall be entitled to damages and reasonable costs incurred by virtue of defending or prosecuting the same, including reasonable attorneys’ fees and costs, without altering or diminishing the effectiveness of the release provisions provided in this Agreement. The recovery of these damages does not preclude the Company from obtaining additional remedies under any applicable statutory or common laws.
B.Entire Agreement. This Agreement constitutes the entire understanding between the parties regarding the matters discussed in this Agreement, except as expressly provided in this Agreement, and cannot be altered except by a written document signed by both parties and expressing an intention to modify this Agreement. The terms of this Agreement supersede any other oral or written arrangement between the parties with respect to the separation of Executive’s employment with the Company, except Executive’s obligations under any equity award agreement, Section 5.1 of the Plan, and any provisions of the Confidentiality Agreement intended to be in effect beyond the termination of Executive’s employment, which shall remain in effect. If any provision of this Agreement shall be declared null, void, or unenforceable in whole or in part by any court, arbitrator or government agency this provision shall survive to the extent it is not so declared and all other provisions of this Agreement shall remain in full force and effect. No term or provision in this Agreement shall be deemed waived and no breach of any term or provision in this Agreement shall be deemed consented to, unless such waiver or consent, as the case may be, is express and in writing signed by the party who is claimed to have waived or consented. A delay in enforcement of any right or remedy for any breach under this Agreement shall not be construed as a waiver of that right.
C.Successorship/Assignment. This Agreement shall be binding on the Company and shall inure to the benefit of the Company, its successors and assigns, and the other Released Parties, and shall be binding on Executive, Executive’s heirs, administrators, executors and assigns. This Agreement may not be assigned by Executive.

D.Controlling Law. The parties agree that this Agreement will be construed under the substantive law of the State of New York applicable to contracts made and to be wholly performed in New York, without regard to any conflicts of law rules. The parties agree on behalf of themselves and any person claiming by or through them that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement shall be the United States District Court for the Southern District of New York located in Manhattan, or the courts of the State of New York located in New York County, and each party hereby irrevocably submits to such jurisdiction and venue, and agrees not to assert any defense of inconvenient forum or otherwise contest such jurisdiction or venue.
E.No Admissions. This Agreement is not intended, nor shall it be construed, as an admission that the Company or any of the Released Parties have violated any federal, state, or local law.
F.Notice. Executive may give notice to the Company under this Agreement by sending the Company a writing either by e-mail or overnight courier at the addresses provided below. Notice shall be deemed to be given on the date it is received by the Company. The address for notice is as follows:
Innovid, LLC
Michal Livny, EVP Human Resources 30 Irving Place, 12th Floor
New York, NY 10003
E-mail: michal@innovid.com
G.Period for Review and Consideration of Agreement. Executive has been given a period of 21 days from receipt of this Agreement to review and consider this Agreement before signing it (the “Consideration Period”). If Executive has not signed this Agreement within the Consideration Period, Executive will not be eligible to receive the payments and benefits described in this Agreement. If Executive signs this Agreement prior to the conclusion of the Consideration Period, the balance of that period will be considered waived. Upon signing this Agreement, Executive must immediately inform the Company that the Agreement has been signed and Executive must relay the signed Agreement to the Company as set forth, above. Executive may also rescind this Agreement up to seven (7) days after signing it (the “Rescission Period”) by giving written notice to the Company which is received by the Company on or before the seventh (7th) day after executing this Agreement. Executive will not be entitled to or receive any payments under this Agreement until the Rescission Period has expired. Provided no notice of rescission is received, this Agreement becomes effective on the 8th day after it is signed by Executive and not rescinded (the “Effective Date”).
H.Execution, Counterparts, Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one document. The parties agree that any party’s electronic signature, whether digital or encrypted, included in this Agreement is intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement bearing an original or electronic signature by facsimile transmission, by electronic mail in “portable document format” (“.pdf’) form, or by any other means intended to preserve the original graphic and pictorial appearance of the document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature. Executive shall first provide same to the Company pursuant to the procedure described in this Agreement, and the Company shall then provide its executed copy to Executive following the Effective Date. Such documents shall constitute an original for all purposes.
I.Executive’s Representations. Executive represents and acknowledges that: (a) Executive has carefully read the Agreement and understands its terms; (b) Executive has had at least 21 days to consider this Agreement prior to signing it; and (c) the Company has advised Executive to consult with an attorney of his choosing, and Executive has done so to the extent Executive desired; (d) Executive is aware of no facts (including any injuries or illnesses) related to any workers’ compensation claim or discrimination, harassment or retaliation claim against the Released Parties; and (e) the consideration provided in this Agreement is sufficient to support the releases in this Agreement, and includes additional consideration for Executive’s release under the Age Discrimination in Employment Act (“ADEA”).
BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS SEPARATION AGREEMENT, WAIVER AND GENERAL RELEASE AND UNDERSTANDS ITS TERMS; THAT EMPLOYEE AGREES TO ALL OF ITS TERMS; THAT EMPLOYEE KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS; THAT EMPLOYEE IS SIGNING THIS DOCUMENT FREELY, VOLUNTARILY, WITHOUT COERCION OR DURESS AND OF EMPLOYEE’S OWN FREE WILL AND THAT EMPLOYEE HAS NOT SIGNED THIS AGREEMENT BEFORE THE SEPARATION DATE.
Dave Helmreich
Signature: /s/ Dave Helmreich        Date: 9/13/2024 , 2024

Innovid, LLC

Signature: /s/ Zvika Netter                     Date: 9/15/2024 , 2024

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